EXHIBIT 99.6

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

Dated as of April 15, 2011

by and among

GRUBBS & ELLIS COMPANY

and

THE PARTIES NAMED HEREIN

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 15, 2011 by and among Grubbs & Ellis Company, a Delaware corporation (the “Company”), and the initial holders of the Warrants listed on Schedule I attached hereto (each, an “Initial Holder” and collectively, the “Initial Holders”), who have acquired the Warrants pursuant to the Warrant Agreements (as defined below).

WHEREAS, on the date hereof, the Initial Holders are acquiring pursuant to several warrant agreements, each dated as of April 15, 2011 (collectively for all Initial Holders, the “Warrant Agreements”), in each case, among the Company and the individual Initial Holder party thereto, warrants exercisable to purchase an aggregate of  Six Million Seven Hundred and Twelve Thousand (6,712,000) shares of Common Stock (as defined below), in addition to any additional warrants received pursuant to the Credit Agreement among Grubb & Ellis Management Services, Inc., as Borrower, Grubb & Ellis Company, as Parent Guarantor, the Several Lenders from time to time parties thereto, and ColFin GNE Loan Funding, LLC, as Administrative Agent, dated as of April 15, 2011 (the “Credit Agreement”), with all warrants (collectively the “Warrants”), subject to adjustment as set forth in the Warrant Agreements;

WHEREAS, in order to induce the Initial Holders to acquire the Warrants, the Company has agreed to provide the registration rights set forth in this Agreement; and

WHEREAS, the execution and delivery of this Agreement is a requirement set forth in Article 11 of each of the Warrant Agreements.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement to the Initial Holders to consummate the transactions contemplated by the Warrant Agreements, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.       Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Advice” has the meaning given to such term in Section 5(o).

“Affiliate” has the meaning given to such term in Rule 144 of the Securities Act.

“Agreement” has the meaning given to such term in the introduction hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” has the meaning given to such term in the introduction hereto.

“controlling person” has the meaning given to such term in Section 8(a).

“Credit Agreement” has the meaning given to such term in the introduction hereto.

“Delay Period” has the meaning given to such term in Section 2(d).

“Demand Notice” has the meaning given to such term in Section 2(a).

“Demand Registration” has the meaning given to such term in Section 2(b).

“Effectiveness Period” has the meaning given to such term in Section 2(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Furnished Information” has the meaning given to such term in Section 7(c).

“Holder” means any person who holds Registrable Securities.  For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise of any securities, in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided the record holder provides notice to the Company of such arrangement and instructs the Company to treat such Person as the Holder of such Registrable Securities.

“Holders Counsel” means such counsel consisting of a single law firm chosen by the Majority Holders included in a registration.

“Initial Holder” has the meaning given to such term in the introduction hereto.

“Interruption Period” has the meaning given to such term in Section 5(o).

“Kojaian Holder” has the meaning given to such term in Section 2(e).

“Kojaian Registration Rights Agreement” means that certain Registration Rights Agreement dated as of April 28, 2006, by and between Grubb & Ellis Company and Kojaian Ventures L.L.C. and Kojaian Holdings, LLC.

“Long-Form Registration” has the meaning given to such term in Section 2(a).

“Losses” has the meaning given to such term in Section 8(a).

“Majority” means, with respect to the Warrant Shares, a majority of the Warrant Shares (assuming exercise of the Warrants if and to the extent not then exercised).

“Majority Holders” means Holders of a majority in aggregate amount of all Registrable Securities.

“Other Security Holder” has the meaning given to such term in Section 2(e).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Piggyback Registration” has the meaning given to such term in Section 3(a).

“Registrable Securities” means the Warrants and/or the Warrant Shares; provided, however, that any such security shall cease to be a Registrable Security when (i) a Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Registration Statement; (ii) such security is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company; (iii) such security is eligible for sale pursuant to Rule 144 under the Securities Act without limitation on volume or manner of sale, or (iv) any such security shall have ceased to be outstanding.

“Registration Expenses” has the meaning given to such term in Section 6(a).

“Registration Statement” means any registration statement under the Securities Act of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related prospectus and any information deemed to be a part of such prospectus pursuant to Rule 430A, 430B or 430C, as applicable, under the Securities Act, all amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments (including any registration statement filed pursuant to Rule 462(b) under the Securities Act), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder.

“Selling Holder” means, with respect to any registration statement, any Holder whose Registrable Securities are included therein.

“Short-Form Registration” has the meaning given to such term in Section 2(b).

“Warrant Agreements” has the meaning given to such term in the recitals hereto.

“Warrants” has the meaning given to such term in the recitals hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Warrant Agreements.

Section 2.       Demand Registrations.

(a)           At any time that the Company is not qualified to use a Registration Statement on Form S-3 or any similar Short-Form Registration (as defined below), Holders of at least an aggregate of thirty five percent (35%) of the Registrable Securities then outstanding may request, by written notice given to the Company (the “Demand Notice”), the Company to register under and in accordance with the provisions of the Securities Act all or any portion of their Registrable Securities on Form S-1 or any successor form thereto (each a “Long-Form Registration”).  Each request for a Long-Form Registration shall specify the approximate number of Registrable Securities required to be registered.  Upon receipt of such request, the Company shall promptly (but in no event later than three (3) Business Days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration.  The Company shall cause a Registration Statement on Form S-1 (or any successor form) to be filed within forty-five (45) days after the date on which the initial request is given and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.  The Company shall not be required to effect more than two (2) such Long-Form Registrations in any twelve (12) month period for the holders of Registrable Securities; provided, that a Registration Statement shall not count as a Long-Form Registration requested under Section 2(a) unless and until it has become effective and the holders requesting such registration are able to register and sell the Registrable Securities requested to be included in such registration. If the Company qualifies to use a Registration Statement on Form S-3 or any similar Short-Form Registration after the date that a Long-Form Registration is filed or declared effective, the Company may convert such Long Form Registration into a Short-Form Registration.

(b)           The Company shall use its commercially reasonable efforts to qualify and to remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto.  If the Company is qualified for the use of a Registration Statement on Form S-3, the holders of Registrable Securities shall have the right to request an unlimited number of registrations of their Registrable Securities on Form S-3 or any similar short-form registration (each a “Short-Form Registration” and, together with each Long-Form Registration, a “Demand Registration”).  Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered.  Upon receipt of any such request, the Company shall promptly (but in no event later than three (3) Business Days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration.  If the

Company is qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto or another Short-Form Registration, the Company shall cause such Short-Form Registration to be filed within thirty (30) days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(c)           Upon the occurrence of any event that would cause the Demand Registration (i) to contain a material misstatement or omission or (ii) to be not effective and usable for resale of Registrable Securities during the period that such Demand Registration is required to be effective and usable, the Company shall promptly file an amendment to the Demand Registration, in the case of clause (i), correcting any such misstatement or omission and, in the case of either clause (i) or (ii), use its commercially reasonable efforts to cause such amendment to be declared effective and such Demand Registration to become usable as soon as practicable thereafter.

(d)           The Company agrees to use its commercially reasonable efforts to keep any Demand Registration filed pursuant to this Section 2 continuously effective and usable for the sale of Registrable Securities until such time as all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or such Registrable Securities cease to be Registrable Securities, as such period may be extended pursuant to this Section 2.  Notwithstanding the foregoing, the Company shall have the right to delay the filing of any Long-Form Registration or Short-Form Registration otherwise required to be prepared and filed by the Company pursuant to this Section 2, or to suspend the use of any Long Form Registration or Short-Form Registration, for a period not in excess of sixty (60) days (a “Delay Period”) if a majority of the Board of Directors of the Company determines in their reasonable good faith judgment that the registration and distribution of the Registrable Securities covered or to be covered by such Long-Form Registration or Short-Form Registration, as applicable (i) is not in the best interests of the Company, or would have a material adverse effect on the Company or, any proposed or pending financing, acquisition, disposition, merger or other material corporate transaction involving the Company or any of its subsidiaries, (ii) would require disclosure of any other material corporate development that the Company is not otherwise required to disclose or (iii) the prospectus contained in the Registration Statement of the Long Form Registration or Short-Form Registration contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months shall not exceed the aggregate of (x) ninety (90) days minus (y) the number of days occurring during all Interruption Periods (as defined in Section 5(o) hereof) during such consecutive twelve (12) months.  Each Holder agrees to cease all public disposition efforts under such Long-Form Registration or Short-Form Registration with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any Delay Period.  The Company shall provide written notice to the Holders of the end of each Delay Period.  The Company shall not be entitled to initiate a Delay Period unless it shall concurrently prohibit sales by other security holders of the Company under registration statements covering securities held by such other security holders and sales by executive officers of the Company during such period.  The time period for which the Company is required to maintain the effectiveness of a Long-Form Registration or Short-Form Registration referred to above shall be extended by the aggregate number of days of all Delay Periods and Interruption Periods affecting such Registration, and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period.”

(e)           Other than securities of Kojaian Ventures L.L.C., Kojaian Holdings, LLC and their respective affiliates and permitted transferees under the Kojaian Registration Rights Agreement (collectively the “Kojaian Holders”), the Company shall not include any securities that are not Registrable Securities in any Registration Statement filed pursuant to this Section 2 without the prior written consent of Selling Holders holding a Majority of the Registrable Securities covered by such Demand Registration.  After the date of this Agreement, the Company shall not enter into any agreement granting any person other than the Holders (an “Other Security Holder”) piggyback registration rights that would permit the Company securities of such Other Security Holder (or such Other Security Holder’s successors or assigns) to be included on a Demand Registration filed pursuant to this Section 2 or granting any Other Security Holder piggyback rights to include such Other Security Holder’s securities, in any registration in which the Holders have the right to include Registrable Securities, on a priority basis more favorable to such Other Security Holder than is provided pursuant to the first paragraph of Section 3(b).  Other than the Kojaian Registration Rights Agreement, there are no agreements granting any Other Security Holder the right to include securities in any registration pursuant to this Section 2.

(f)           If (x) (i) the Selling Holders holding a Majority of the Registrable Securities covered by such Registration Statement, or the Majority Holders, as applicable, consent to the Company or any such Other Security Holder (or such Other Security Holder’s successors or assigns) having the right to have Company securities included on a Registration Statement filed pursuant to this Section 2 or (ii) any Kojaian Holder exercises such Kojaian Holder’s rights under the Kojaian Registration Rights Agreement and elects to have such Kojaian Holder’s securities included in a Registration Statement filed pursuant to this Section 2  and (y) the managing underwriter(s) of the offering advise the Company in writing that in their good faith judgment the aggregate amount of securities, including Registrable Securities, of the Company that the Company, all Holders, all Kojaian Holders and all Other Security Holders have requested to be included in such registration exceeds the maximum number of securities, including Registrable Securities, that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering, then the Company will include the Registrable Securities and such other securities in the Demand Registration filed pursuant to this Section 2 in the following order of priority:

(i)           first, the Registrable Securities requested to be included in such registration by the Holders and securities requested to be included in such registration by the Kojaian Holders pro rata among such Holders and Kojaian Holders on the basis of the aggregate amount of securities owned by each such Holder and such Kojaian Holder,

(ii)           second, if no Registrable Securities requested to be included in such registration by the Holders and no securities requested to be included in such registration by the Kojaian Holders were excluded pursuant to clause (i) of this Section 2(f) and subject to Section 2(e), securities requested to be included in such registration by

Other Security Holders (other than Kojaian Holders) pro rata among such Other Security Holders on the basis of the aggregate amount of securities owned by each such Other Security Holders, and

(iii)           third, the securities the Company proposes to sell;

provided, that if such registration contemplates an “over-allotment option” on the part of underwriters, to the extent such over-allotment option is exercised and Holders were excluded from registering any Registrable Securities and/or Kojaian Holders were excluded from registering securities under the Kojaian Registration Rights Agreement pursuant to the priority provisions of this Section 2(f), then the over-allotment option shall be exercised first with respect to such Registrable Securities and securities of such Kojaian Holders and second with respect to securities of Other Security Holders and the Company (subject to Section 2(e), in each case, to the extent of such exclusion).

(g)           Selling Holders holding a Majority of the Registrable Securities to be included in a Demand Registration pursuant to this Section 2 may, at any time prior to the effective date of the Demand Registration in respect thereof, revoke such request by providing a written notice to the Company to such effect; provided, that any Long-Form Registration shall not be counted towards determining the number of Long-Form Registrations to which the Holders are entitled pursuant to Section 2(a) if the Holders pay the out of pocket expenses incurred by the Company in connection with such revoked Long-Form Registration.

Section 3.       Piggyback Registrations.

(a)           Right to Piggyback.  If the Company at any time proposes to register any shares of Common Stock under the Securities Act, whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for a public offering under the Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto, (ii) filed in connection with an exchange offer, (iii) filed in connection with the Registration Rights Agreement, dated May 7, 2010, by and between the Company and JMP Securities LLC, as initial purchaser, (iv) filed in connection with the Registration Rights Agreement dated as of October 27, 2009, by and among Company and the persons listed on the Schedule A to such Registration Rights Agreement, as amended by that certain Amendment No. 1 to the Registration Rights Agreement dated November 4, 2007, or (v) filed in connection with the  Kojaian Registration Rights Agreement) the Company shall give prompt written notice of such proposed filing to all Holders at least ten (10) Business Days before the anticipated filing date.  Such notice shall offer such Holders the opportunity to register such amount of Registrable Securities as they shall request (a “Piggyback Registration”).  Subject to Sections 3(c) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after such notice has been delivered to the Holders.  If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Securities shall, subject to the provisions of this Section 3, be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  The Selling Holders shall be permitted to withdraw all or a part of the Registrable Securities held by such Selling Holders which were to be included in such Piggyback Registration at any time prior to the effective date of such registration.  The Company may withdraw any registration statement for such Piggyback Registration at any time before it becomes effective, or postpone the offering of securities thereunder, without obligation or liability to any Selling Holder.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such Piggyback Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(b)           Piggyback on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter(s) of such offering advise the Company in writing that in their good faith judgment the aggregate amount of securities, including Registrable Securities, of the Company that the Company, all Holders, the Kojaian Holders and all Other Security Holders, pursuant to contractual rights to participate in such registration, have requested to be included in such registration exceeds the maximum number of securities, including Registrable Securities, that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering, then the Company will include the Registrable Securities and such other securities in the Registration Statement relating to such registration in the following order of priority:

(i)           first, the securities the Company proposes to sell,

(ii)           second, the securities requested to be included in such registration by the Kojaian Holders, pro rata among the Kojaian Holders in accordance with the terms of the Kojaian Registration Rights Agreement,

(iii)           third, if no securities requested to be included in such registration by the Kojaian Holders were excluded pursuant to clause (ii) of this Section 3(b), the Registrable Securities requested to be included in such registration by the Holders pro rata among such Holders on the basis of the aggregate amount of Registrable Securities requested to be included by each such Holder,

(iv)           fourth, if no securities requested to be included in such registration by the Kojaian Holders were excluded pursuant to clause (ii) of this Section 3(b) and if no Registrable Securities requested to be included in such registration by the Holders were excluded pursuant to clause (iii) of this Section 3(b), securities of the Company requested to be included in such registration by Other Security Holders (other than Kojaian Holders) pro rata among such Other Security Holders on the basis of the aggregate amount of such securities requested to be included by all such Other Security Holders;

provided, that if such registration contemplates an “over-allotment option” on the part of underwriters, to the extent such over-allotment option is exercised and Kojaian Holders were excluded from registering any securities requested and Holders were excluded from registering Registrable Securities pursuant to the priority provisions of this Section 3(b), then the over-allotment option shall be exercised first with respect to such securities of such Kojaian Holders, second with respect to such Registrable Securities and third with respect to such other securities requested to be included by  Other Security Holders (other than Kojaian Holders) to the extent of such exclusion.

(c)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of Other Security Holders (other than a Kojaian Holder) and the managing underwriter(s) of such offering advise the Company in writing that in their good faith judgment the aggregate amount of securities, including Registrable Securities, of the Company that all Holders and all Other Security Holders have requested to be included in such registration exceeds the maximum number of securities, including Registrable Securities, that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering, then the Company will include the Registrable Securities and such other securities in the Registration Statement relating to such registration in the following order of priority:

(i)           first, the securities requested to be in included in such registration of the Other Security Holders (other than a Kojaian Holder) requesting such registration and the securities of Kojaian Holders requested to be included in such registration pro rata on the basis of the number of securities of the Company owned by such Other Security Holders and Kojaian Holders

(ii)           second, if no securities of the Other Security Holders initiating the registration request or the Kojaian Holders were excluded pursuant to clause (i) of this Section 3(c), the Registrable Securities requested to be included in such registration by the Holders pro rata among such Holders on the basis of the aggregate amount of Registrable Securities requested to be included by each such Holder, and

(iii)           third, if no securities of the Other Security Holders initiating the registration request or the Kojaian Holders were excluded pursuant to clause (i) of this Section 3(c), and if no Registrable Securities requested to be included by the Holders were excluded pursuant to clause (ii) of this Section 3(c), the securities the Company proposes to sell;

provided, that if such registration contemplates an “over-allotment option” on the part of underwriters, to the extent such over-allotment option is exercised and Other Security Holders initiating the registration request or the Kojaian Holders were excluded from registering securities pursuant to the provisions of this Section 3(c) or Holders were excluded from registering any Registrable Securities pursuant to the provisions of this Section 3(c), then the over-allotment option shall be exercised first with respect to such securities of the Other Security Holders initiating the registration request and the Kojaian Holders and second such Registrable Securities, in each case, to the extent of such exclusion.

Section 4.       Hold-Back Agreements.

(a)           The Company agrees (i) if so required by the managing underwriter of an underwritten offering effected pursuant to a Registration under Section 2 or 3 hereof, not to effect any public or private sale or distribution of securities of the same type (including any underlying securities) as the Registrable Securities included in such underwritten registration, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to the pricing of such offering and until the earlier of (A) the end of the ninety (90) day period beginning on the date of pricing of such offering (except as part of such underwritten offering and except pursuant to registrations on Form S-8 or Form S-4 or any successor forms to such Forms), unless the managing underwriter for such offering otherwise agrees, and (B) ten (10) days after the withdrawal of the related Registration Statement, and (ii) to use its commercially reasonable efforts to cause each holder of securities of the same type as the securities included in such underwritten offering, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriter for such offering otherwise agrees.

(b)           If the Company registers securities of the Company in connection with an underwritten public offering by the Company, and no Registrable Securities have been excluded from such offering pursuant to Section 3(b) hereof, the Holders, if so requested by the managing underwriter of such underwritten offering, agree not to effect any public sale or distribution of any Registrable Securities (other than as a part of such underwritten public offering) without the consent of the Company or such managing underwriter during the period commencing on a date specified by the underwriter, such date not to exceed seven days prior to the effective date of such registration statement, and ending on the earliest of (i) ninety (90) days after the pricing of such offering, (ii) the abandonment of such offering, and (iii) the first date on which the Company or any affiliate or executive officer of the Company is permitted to sell securities of the Company.

Section 5.       Registration Procedures.

Whenever the Company is required to register Registrable Securities pursuant to Section 2 or 3 hereof, the Company shall:

(a)           prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as prescribed by Section 2 or 3 hereof on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause each such Registration Statement to become effective within, and to keep each such Registration Statement effective for, the time periods provided herein and to comply in all material respects with the Securities Act as amended, and the rules and regulations of the Commission thereunder; provided, however, that before filing a Registration Statement (or any amendments or supplements thereto), the Company (i) will furnish to the Selling Holders, Holders Counsel, the underwriters, if any, and counsel for the underwriters copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such Selling Holders for a period of at least five (5) days (or such shorter time period as is practicable and of which notice is given to such Selling Holders); and (ii) will make available, at reasonable times, for inspection by (and, to the extent reasonably requested, will furnish copies to) one Holder designated by the Majority Holders and any single counsel or accountant retained by such managing underwriter or Holder of (A) all financial and other information required by the Commission to be included in such Registration Statement and (B) all financial and other records, pertinent corporate documents and properties of the Company customarily reviewed in connection with an underwritten registration, and will cause the officers, directors and employees of the Company, counsel to the Company and independent certified public accountants of the Company, to respond to such inquiries and supply all information, as shall be reasonably necessary, in the respective opinions of Holders Counsel and counsel to the underwriters, if any, to conduct a reasonable investigation within the meaning of the Securities Act, provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or under applicable law; and provided, further, that appropriate arrangements are made, to the extent required by applicable antitrust law, to limit access to such information of the Company to representatives of the Selling Holders who are not officers or employees of the Selling Holders; and provided, further, that Holders agree that they shall cause such Persons, upon learning that disclosure of such information is sought in a court or administrative agency of competent jurisdiction, to give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent or limit disclosure of the information deemed confidential; and provided, further, that, without limiting the foregoing, no such information shall be used by any such Person in connection with any market transactions in securities of the Company or its subsidiaries in violation of law or regulation; and (iii) will not file any Registration Statement to which Selling Holders holding a Majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, or Holders Counsel shall reasonably object with three (3) Business Days (or such shorter time period as is practicable and of which notice is given to such Selling Holders).

(b)           use its commercially reasonable efforts to prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and such supplements to the related prospectus as may be necessary to cause such Registration Statement to become effective within, and to keep such Registration Statement effective for, the time periods provided herein; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)           cooperate and assist in any filings required to be made with FINRA;

(d)           furnish to each Selling Holder and to each underwriter, if any, such number of copies of such Registration Statement, each amendment and post-effective amendment thereto, the related prospectus included in such Registration Statement (including each preliminary prospectus and any supplement to such prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or prospectus);

(e)           use its commercially reasonable efforts to register or qualify and, if applicable, to cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Selling Holder or managing underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction where it is not so subject;

(f)           use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed;

(g)           provide or cause to be maintained a transfer agent and registrar for all such Registrable Securities and use its commercially reasonable efforts to provide CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

(h)           comply with all applicable rules and regulations of the Commission, and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which earnings statement shall cover said twelve (12) month periods;

(i)           use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal or lifting of such order at the earliest possible time;

(j)           use its best efforts (i) to obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and not objected to by Selling Holders holding a Majority of the Registrable Securities being sold), addressed to each Selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer’s counsel requested in underwritten offerings, such as the effectiveness of the

Registration Statement and such other matters as may be reasonably requested by such counsel and underwriters, if any, and (ii) to obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Holders Counsel) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and each Selling Holder, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as the underwriters, if any, or Selling Holders holding a Majority of the Registrable Securities being sold may reasonably request;

(k)           notify the Selling Holders, Holders Counsel and the managing underwriters, if any:

(i)           when a prospectus or any supplement or post-effective amendment to such prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective,

(ii)           of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information,

(iii)           of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings by any Person for that purpose,

(iv)           of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose,

(v)           of the happening of any event that makes any statement made in such Registration Statement or related prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any prospectus), not misleading; and

(vi)           of the Company’s reasonable determination that a post-effective amendment to a registration statement would be required;

(l)           if requested by the managing underwriters, if any, or a Selling Holder, incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and Selling Holders holding a Majority of the Registrable

Securities being sold reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

(m)           if requested, furnish to each Selling Holder and the managing underwriter, without charge, at least one signed copy of the Registration Statement;

(n)           upon the occurrence of any event contemplated by clause (k)(ii), (k)(v) or (k)(vi) above, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or related prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if Commission review is required, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as practicable; and

(o)           if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings and reasonably satisfactory to the Company) and use its commercially reasonable efforts to take all such other appropriate and reasonable actions requested by Selling Holders holding a Majority of the Registrable Securities being sold in connection therewith or by the managing underwriters (including cooperating in reasonable marketing efforts, including participation by senior executives of the Company in any “roadshow” or similar meeting with potential investors) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 5(k), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 5(n), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”), and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 6.       Registration Expenses.

(a)           Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Agreement, including but not limited to, (i) the documented reasonable fees and expenses of Holders Counsel (plus local counsel), (ii) all registration, filing fees and expenses (including fees with respect to filings made with FINRA and the fees and expenses of any “qualified independent underwriter” and its counsel, as may be required by the rules and regulations of FINRA), (iii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or Selling Holders of a Majority of the Registrable Securities being sold may designate), (iv) printing expenses (including printing certificates for the Registrable Securities to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication expenses, word processing expenses, and telephone expenses, (v) fees and disbursements of counsel for the Company, and (vi) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and “cold comfort” letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company regardless of whether a registration statement becomes effective; provided, however, that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; and provided, further, that each Selling Holder shall pay (x) all costs and expenses of counsel (other than the counsel costs referred to in (i) and (iii) above) and accounting or financing professionals retained by such Selling Holder, (y) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the securities sold by such Selling Holder, and (z) all other expenses incurred by such Selling Holder and incidental to the sale and delivery of the securities to be sold by such Holder.

Section 7.       Conditions to Holder’s Rights.

Fulfillment of the following obligations shall be a condition precedent to each Selling Holder’s exercise of rights under this Agreement:

(a)           Cooperation.  Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with such registration that are customary for offerings of this type, including agreeing to sell such Selling Holder’s Registrable Securities on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Selling Holder; provided, that no Selling Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Selling Holder’s intended method of distribution and other representations and warranties in form, substance and scope as are customarily made by selling securityholders in underwriting agreements for secondary underwritten public offerings; provided further, that no Selling Holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to Furnished Information).

(b)           Undertakings.  Such Selling Holder shall enter into any undertakings and take such other action not inconsistent with other provisions of this Agreement relating to the conduct of the proposed offering that the Company or the underwriters may reasonably request (subject to Section 7(a)) as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of FINRA or which the Company or the underwriters may reasonably request to otherwise effectuate the offering (subject to Section 7(a)); and

(c)           Indemnification.  Such Selling Holder shall indemnify to the fullest extent permitted by law and hold harmless the Company, the underwriter, if any, each of their respective directors, officers, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company set forth in Section 8(a) below, but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder to the Company expressly for inclusion in any Registration Statement, preliminary prospectus or prospectus (or any amendment or supplement thereto) (the “Furnished Information”).  In no event shall the liability of any Selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.  The obligations of the Selling Holders under this Section 7(c) are several, not joint.

Section 8.       Indemnification.

(a)           Indemnification by the Company.  The Company shall indemnify to the fullest extent permitted by law and hold each Holder, its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (any of such Persons being hereinafter referred to as a “controlling person”) each such Holder against any and all losses, claims, damages,  liabilities or expenses (including documented costs including, without limitation, costs of preparation and attorneys’ fees and disbursements) (collectively “Losses”) to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereof), if used prior to the effective date of such Registration Statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment, thereof or supplement thereof, including the information deemed part of such Registration Statement pursuant to Rule 430A promulgated under the Securities Act), if used within the period during which the Company shall be required to keep the Registration Statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable in any such case for any such Loss by any Holder to the extent that arises out of or is based upon the Furnished Information.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their directors, officers and each of their respective controlling persons to the same extent as provided above with respect to each Holder.  This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

(b)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnity under this Agreement (an “Indemnified Party”) shall give prompt written notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, that the failure so to notify the Indemnifying Party shall not relieve the indemnifying party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such failure.  The Indemnifying Party shall have the right exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:  (1) the Indemnifying Party agrees in writing to pay such fees and expenses; or (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such action (including any impleaded parties) include both the Indemnified party and the Indemnifying party, and the Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its affiliates, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the Indemnified Party thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with any necessary local counsel which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

(c)           Individual Obligations.  The Indemnifying Party’s liability to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

(d)           Contribution.

(i)           If the indemnification provided for in this Section 8 or Section 7(c) is unavailable to an Indemnified Party in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Registrable Securities, or (B) if the allocation provided by this clause 8(d)(i)(A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in this clause 8(d)(i)(A) but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8(b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 8(d), no Indemnifying Party that is a Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Registrable Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Registrable Securities plus (ii) the amount of any damages that such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective amount of Registrable Securities held by each Holder hereunder and not joint.

(e)           Non-Exclusive Remedy; Survival.  The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.  The indemnity and contribution agreements contained in this Section 8 will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party, and will survive the transfer of securities.

Section 9.       Rule 144

The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 10.     Underwritten Registrations.

(a)           Demand Registration.  In the case of any underwritten offering pursuant to Section 2, the Holders of a Majority of the Registrable Securities initially requesting a Registration shall select the institution or institutions that shall manage or lead the offering or placement, subject to the reasonable satisfaction of the Company.

(b)           Piggyback Registrations.  In the case of any underwritten offering pursuant to Section 3, the Registrable Securities proposed to be registered and sold for the account of any Selling Holder shall be sold to prospective underwriters selected or approved by the Company, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Holders, if any, and/or Other Security Holders requesting registration and such prospective underwriters.

Section 11.     Kojaian Registration Statement

During the term of this Agreement, the Company shall use its commercially reasonable efforts to keep the securities that are registrable under the Kojaian Registration Rights Agreement registered for resale under the Securities Act for so long as such securities are subject to the Kojaian Registration Rights Agreement.

Section 12.     Miscellaneous.

(a)           Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Except as otherwise provided in the last sentence of Section 3(a), the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate.  Accordingly, except as otherwise provided in the last sentence of Section 3(a), any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement, including the provisions of this sentence, may be amended, modified, supplemented or waived only upon the prior written consent of the Company and the Majority Holders.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a Majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c)           Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, including without limitation and without the need for an express assignment, subsequent Holders.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Warrant Agreements, and such Person shall be entitled to receive the benefits hereof.

(d)           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(e)           Counterparts.  This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but each of which when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same Agreement.

(f)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(g)           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile, e-mail PDF or air courier guaranteeing overnight delivery:

(i)           if to any Initial Holder, at the address or facsimile number set forth on the signature pages hereto (or such other address or addresses as such Initial Holder may have advised the Company in the manner provided herein), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Facsimile No. (213) 621-5379, Attention:  Rick C. Madden, Esq. (rick.madden@skadden.com); and

(ii)           if to the Company, to 1551 N. Tustin Ave., Suite #300, Santa Ana, California 92705, Facsimile No. (866) 924-1897, Attention:  Michael J. Rispoli, Executive Vice President and Chief Financial Officer (or such other address or addresses as the Company  may have advised a Initial Holder in the manner provided herein), with a copy to Zukerman Gore Brandeis & Crossman LLP, 875 Third Avenue, 28th Floor, New York, New York 10022, Facsimile No. (212) 223-6433, Attention:  Clifford A. Brandeis, Esq. (cbrandeis@zgbcllp.com).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile or e-mail PDF; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(h)           Publicity.  Except as otherwise required by applicable federal securities laws, or as otherwise agreed to by the parties, none of the parties hereto shall issue any press release or make any other public statement, filing or disclosure relating to, in connection with or arising out of this Agreement or the transactions contemplated herein.  Any public statement, filing or disclosure so issued or made by either party shall require the prior approval, not to be unreasonably withheld, delayed or conditioned, of the other party hereto as to the contents and the manner of presentation and publication thereof.

(i)           Authority.  Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

(j)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF ANOTHER STATE'S LAWS.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties hereto have or have caused this Registration Rights Agreement to be duly executed as of the date first above written.

GRUBBS & ELLIS COMPANY

By: /s/ Michael Rispoli
Name: Michael Rispoli
Title: Chief Financial Officer

CDCF II GNE Holding, LLC
Initial Holder

By: /s/ Mark M. Hedstrom
Mark M. Hedstrom
Vice President

CFI GNE Warrant Investor, LLC
Initial Holder

By: CFI RE Holdco, LLC, its managing member

By: Colony Financial, Inc., its managing member

By: /s/ Mark M. Hedstrom
Mark M. Hedstrom
Vice President

Schedule I

List of Initial Holders

CDCF II GNE Holding, LLC
CFI GNE Warrant Investor, LLC